Exhibit 3.4
FORM OF
BYLAWS
of
NUPATHE INC.
(a Delaware Corporation)
Effective as of                                          ___, 2010
ARTICLE I
Offices and Fiscal Year
          1.1 Registered Office. The registered office of NuPathe Inc. (the “Corporation”) shall be located in the City of Wilmington, County of New Castle, State of Delaware, until otherwise established in the manner provided by the Delaware General Corporation Law (the “DGCL”).
          1.2 Other Offices. The Corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation requires.
          1.3 Fiscal Year. The fiscal year of the Corporation shall end on the 31st of December in each year.
ARTICLE II
Notice, Waivers
          2.1 Notice, What Constitutes.
               (a) Whenever, under the provisions of the DGCL, the Corporation’s Restated Certificate of Incorporation (as may be amended or restated from time to time, the “Certificate of Incorporation”) or these Bylaws (as may be amended or restated from time to time, the “Bylaws”), notice is required to be given to any stockholder or director, it shall mean (i) notice in writing, delivered personally, by courier, first-class mail or by express delivery service, to the stockholder or director at the stockholder or director’s address as it appears on the books of the Corporation, or (ii) if consented to by the stockholder or director, notice delivered via facsimile transmission (“fax”), e-mail or other electronic transmission (“e-mail”) or by another form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process (any such form of communication, an “electronic transmission”). Any consent to notice by fax, e-mail or electronic transmission shall be revocable by the stockholder or director by written notice to the Corporation. Any such consent to notice shall be deemed revoked following the inability to deliver such fax, e-mail or electronic transmission in accordance with the provisions of the DGCL.
               (b) When Notice is Deemed Given. If the notice is sent by mail, it shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder or director at such stockholder’s or director’s address as it appears on the books of the Corporation. If notice is given to by courier or express delivery service, it shall be deemed to be given when deposited with such service, all delivery fees prepaid, directed to the relevant address as it appears on the books of the Corporation. If notice is delivered personally it shall be deemed given when delivered to the relevant address of record on the books of the Corporation. If notice is given by fax, it shall be deemed to be given when directed to a number at which the stockholder or director has consented to receive notice. If notice is given by e-mail, it shall be deemed given when directed to an e-mail address at which the stockholder or director has consented to receive notice. If notice is given by a posting on an electronic network together with separate notice to the stockholder or director of such specific posting, it shall be deemed to be given upon the later of such posting and the giving of such separate notice. If notice is given by another form of electronic transmission, it shall be deemed given when directed to the stockholder or director. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
          2.2 Notice of Meetings of Stockholders.
               (a) General Rule. Written notice of the place, if any, date and hour of every meeting of the stockholders, whether annual or special, as well as the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder of record entitled to vote at the meeting, unless otherwise required by the DGCL, not less than ten nor more than 60 days before the date of the meeting. Every notice of a special meeting shall state the purpose or purposes thereof.
               (b) Adjourned Meetings. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity with Section 2.2(a) of these Bylaws. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
          2.3 Notice of Meetings of Board of Directors. Notice of a regular meeting of the Board of Directors need not be given. Notice of every special meeting of the Board of Directors shall be given to each director by whom notice has not been waived. Notice by personal delivery, fax, e-mail or electronic transmission shall be given at least 24 hours prior to such special meeting. Notice by courier or express delivery service shall be given at least 48 hours prior to such special meeting (72 hours if the express delivery service does not effect deliveries on any calendar day during such 48 hour period). Notice by United States mail or shall be given at least five days prior to such special meeting. Every such notice shall state the time and place of the meeting and any other information required by the DGCL, the Certificate of Incorporation or these Bylaws. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in a notice of the meeting.
          2.4 Waivers of Notice.
               (a) Written Waiver. Whenever notice is required to be given under any provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person or persons entitled to the notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice of such meeting or any waiver by electronic transmission.
               (b) Waiver by Attendance. Attendance of a person at a meeting, either in person or by proxy, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.
          2.5 Exception to Requirements of Notice.
               (a) General Rule. Notwithstanding any other provisions of these Bylaws, notice need not be given in those situations where the DGCL, the Certificate of Incorporation or these Bylaws provide that the giving of notice is not required.
               (b) Stockholders Without Forwarding Addresses. Notice or other communications need not be sent to any stockholder with whom the Corporation has been unable to communicate for more than 24 consecutive months because communications to the stockholder are returned unclaimed or the stockholder has otherwise failed to provide the Corporation with a current address (physical or electronic). Whenever the stockholder provides the Corporation with a current address, the Corporation shall commence sending notices and other communications to the stockholder in the same manner as to other stockholders.
          2.6 Modification of Proposal Contained in Notice. Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge the original purpose.
ARTICLE III
Meetings of Stockholders
          3.1 Place of Meeting. All meetings of the stockholders of the Corporation shall be held at such place within or without the State of Delaware as shall be provided in the Certificate of Incorporation, or, if not so designated, as shall be designated by the Board of Directors in the notice of such meeting.
          3.2 Organization of Meetings. At every meeting of the stockholders, the Chairman of the Board, if there be one, or in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following persons present in the order stated: the Vice Chairman of the Board, if one has been appointed, the President, a chairman designated by the Board of Directors or a chairman chosen by the stockholders holding a majority of the then outstanding shares of capital stock of the Corporation, present in person or by proxy, entitled to be cast thereat, shall act as chairman of the meeting, and the Secretary, or, in the absence of the Secretary, an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, a person appointed by the chairman of the meeting, shall act as Secretary of the meeting.
          3.3 Participation by Remote Communication. The Board of Directors may, in its sole discretion, determine (a) that the meeting shall not be held at any place, but shall instead be held solely by means of remote communication equipment or (b) that in addition to being held at the place specified in the notice of the meeting, any stockholder may participate in the meeting and be deemed present in person and vote by means of remote communication, in each case, subject to any guidelines or procedures adopted by the Board of Directors and the requirements of the DGCL.
          3.4 Annual Meeting. An annual meeting of the stockholders shall be held. The Board of Directors may fix and designate the date and time of the annual meeting of the stockholders, and at said meeting the stockholders then entitled to vote shall elect directors from the pool of candidates set forth in such notice or, as have been nominated in accordance with the provisions of the DGCL, the Certificate of Incorporation and these Bylaws, and may transact such other business as may properly be brought before the meeting.
          3.5 Special Meetings. Special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the Chief Executive Officer or by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation. Upon the written request of any person who has called a special meeting, it shall be the duty of the Secretary of the Corporation to fix the time of the meeting, which shall be held not more than 60 days after the receipt of such request.
          3.6 Quorum, Manner of Acting and Adjournment.
               (a) Quorum. A meeting of the stockholders, duly called, shall not be organized for the transaction of business unless a quorum is present. At any meeting of the stockholders, the holders of a majority of the then outstanding shares of capital stock of the Corporation entitled to be cast at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by the DGCL. Where a separate vote by a class or classes is required, a majority of the then outstanding shares of such class or classes of capital stock of the Corporation, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on the matter.
               (b) Withdrawal of a Quorum. The stockholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
               (c) Effect of Proxy on Quorum. If a proxy casts a vote on behalf of a stockholder on any issue other than a procedural motion considered at a meeting of stockholders, the stockholder shall be deemed to be present during the entire meeting for purposes of determining whether a quorum is present for consideration of any other issue.
               (d) Manner of Acting. Directors shall be elected by a plurality of the votes of the then outstanding shares of capital stock of the Corporation, present in person or by proxy, entitled to vote on the election of directors. There shall be no cumulative voting. In all matters other than the election of directors, the affirmative vote of the holders of a majority of the then outstanding shares of capital stock of the Corporation, present in person or by proxy, entitled to vote thereon shall be the act of the stockholders, unless the question is one upon which, by express provision of the DGCL, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question.
               (e) Adjournment. Any meeting of the stockholders, including one at which directors are to be elected and one which cannot be organized because a quorum has not attended, may be adjourned for such period and to such place as the chairman of the meeting or the stockholders holding a majority of the then outstanding shares of capital stock of the Corporation, present in person or by proxy, entitled to be cast thereat, shall direct, except that any meeting at which directors are to be elected shall be adjourned only from day to day.
          3.7 Voting.
               (a) General Rule. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote on all matters submitted to a vote of the stockholders, including the election of directors, in person or by proxy, for each share of common stock having voting power held by such stockholder.
               (b) Voting and Other Action by Proxy. Each stockholder entitled to vote at a meeting of stockholders may authorize another person to act for such stockholder by proxy in such manner as prescribed by the DGCL.
          3.8 Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.
          3.9 Determination of Stockholders of Record. The Board of Directors may fix a time prior to the date of any meeting of stockholders as a record date in order for the Corporation to determine the stockholders of record entitled (a) to notice of or to vote at any meeting of stockholders or any adjournment thereof, or (b) to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action in any manner permitted by the DGCL. Any such record date shall be not more than 60 and not less than ten days prior to the date of the meeting of stockholders, or the date any corporate action is taken by a unanimous written consent of the directors, except in the case of an adjourned meeting. If no such record date is fixed by the Board of Directors, the record date shall be determined as provided in the DGCL in the absence of such action. Any such determination of stockholders of record shall apply to any adjournment of a meeting of the stockholders unless the Board of Directors fixes a new record date for the adjourned meeting.
          3.10 Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting as prescribed in the DGCL. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, and shall also be open to inspection or examination by a stockholder present at the meeting, in each case as prescribed in the DGCL.
          3.11 Inspectors of Election. The Board of Directors may, and if required by the DGCL shall, appoint one or more inspectors, who may also serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, but who need not be stockholders, to act at meetings of stockholders and make a written report thereof. If inspectors are not so appointed, the chairman of the meeting may, and if required by the DGCL shall, appoint one or more inspectors. No person who is a candidate for office shall act as an inspector. In case any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the chairman of the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspectors shall have the duties prescribed in the DGCL.
          3.12 Notice of Stockholder Business and Nominations at Annual Meetings. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting given at the direction of the Board of Directors, (b) otherwise by or at the direction of the Board of Directors or an authorized committee or (c) by any stockholder of the Corporation who was a stockholder of record at the record date fixed for determining stockholders entitled to vote at such meeting and also at the time of giving of notice provided for in this Section 3.12, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 3.12.
          For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to this Section 3.12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation, not later than the close of business on the 120th calendar day nor earlier than the close of business on the 150th calendar day before the date of the notice to the stockholders in connection with the prior year’s meeting; provided, however, that if no annual meeting was held in the previous year, or if the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s notice, the stockholder notice to be timely must be delivered not later than the close of business on the 60th calendar day before the date the Corporation commences mailing of the notice to be delivered in connection with the applicable meeting or, if later, the close of business on the tenth day following the day on which a communication stating the date for such meeting is first given to the stockholders. In no event shall the announcement of an adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth, or be accompanied by, (i) in the event the stockholder proposes to nominate one or more persons for election or reelection as a director, (A) the name and residence address of the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and the person or persons to be nominated; (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and beneficial owner; (C) a representation that the stockholder is a holder of record of voting stock of the Corporation and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (D) such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (or pursuant to any successor act or regulation), had proxies been solicited with respect to such nominee by the management or Board of Directors of the Corporation; (E) a description of all arrangements or understandings among any of the stockholder, the beneficial owner, if any, and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (F) the written consent of each nominee to serve as a director of the Corporation if so elected; and (G) all other information relating to the nomination that may be required to be disclosed by the DGCL; and (ii) in the event the stockholder proposes to bring any other business before the meeting, (A) the name and residence address of the stockholder proposing to bring business before the meeting and the beneficial owner, if any, on whose behalf the proposal is made; (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner; (C) a representation that the stockholder is a holder of record of the voting stock of the Corporation and intends to appear in person or by proxy at the meeting to bring the business before the meeting; (D) a brief description of the business desired to be brought before the meeting, and the reasons for bringing such business by such stockholder and beneficial owner, if any, on whose behalf the proposal is made; (E) any personal or other material interest of the stockholder and the beneficial owner, if any, in the business desired to be brought before the meeting; and (F) all other information relating to the proposed business that may be required to be disclosed under applicable law. In addition, a stockholder seeking to bring a nomination or other business before the meeting shall promptly provide any other information reasonably requested by the Corporation.
          Only such persons who are directors at the time of the relevant meeting, set forth in the notice of the meeting as being candidates or who are nominated in accordance with the procedures set forth in this Section 3.12, shall be eligible to serve as directors, and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in the notice of this meeting or this Section 3.12. Except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3.12 and, if any proposed nomination or business is not in compliance with this Section 3.12, to declare that such defective proposal or nomination shall be disregarded.
ARTICLE IV
Board of Directors
          4.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon the Board of Directors by the DGCL, the Certificate of Incorporation or these Bylaws, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, except those specifically reserved or granted to the stockholders by the DGCL.
          4.2 Number and Term of Office.
               (a) Except as otherwise restricted by the Certificate of Incorporation, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
               (b) At the annual meeting of stockholders or any special meeting in lieu thereof, the directors of the Corporation shall be elected, as set forth in these Bylaws, to serve for a one-year term of office to expire at the first annual meeting of stockholders (or special meeting in lieu thereof) following their election; provided that the term of each director shall continue until such director’s successor has been duly elected and qualified and be subject to his or her earlier resignation, death or removal.
          4.3 Qualifications of Directors. Each director of the Corporation shall be a natural person of full age who need not be a resident of the State of Delaware or stockholder of the Corporation.
          4.4 Nomination of Candidates. Only candidates who have been nominated in compliance with Section 3.12 shall be eligible for election as directors.
          4.5 Vacancies. Except as otherwise set forth in the Certificate of Incorporation, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. Except as otherwise set forth in the Certificate of Incorporation, no decrease in the number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.
          4.6 Resignations. Any director may resign at any time upon notice given in writing, by fax, e-mail or by electronic transmission to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.
          4.7 Removal.
               (a) Unless otherwise set forth in the Certificate of Incorporation, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office only (i) with cause and (ii) by the affirmative vote of the holders of at least 66 2/3% of the then outstanding shares of capital stock of the Corporation, present in person or by proxy, entitled to be cast at an election of directors. At least 45 days prior to any meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the director whose removal will be considered at the meeting.
               (b) The Board of Directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within 90 days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the board of directors.
          4.8 Meetings of the Board of Directors.
               (a) Organization of Meetings. At every meeting of the Board of Directors, the Chairman of the Board, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following officers present in the order stated: the Vice Chairman of the Board, if there be one, the President, or a chairman of the meeting chosen by a majority of the directors present, shall preside, and the Secretary, or, in the absence of the Secretary, an Assistant Secretary, or in the absence of the Secretary and any Assistant Secretary, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.
               (b) Regular Meetings. Regular meetings of the Board of Directors shall be held without notice at such time and place as shall be designated from time to time by the Chairman of the Board or a resolution adopted by a majority of the Board of Directors.
               (c) Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the Chief Executive Officer, the President or by a majority of the members of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the time and place of the meeting.
               (d) Participation by Remote Communication. One or more directors may participate in a meeting of the Board, by means of conference telephone or other communication equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 4.8 shall constitute presence in person at such meeting.
          4.9 Quorum, Manner of Acting and Written Consent.
               (a) Quorum. At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business.
               (b) Manner of Acting. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by the DGCL, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
               (c) Unanimous Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board of Directors consent thereto in writing or by fax, e-mail or electronic transmission, and the writing or writings or fax, e-mail or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
          4.10 Committees.
               (a) Establishment. The Board of Directors may, by resolution adopted by a majority of its members, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee and the alternate or alternates, if any, designated for such member, the member or members of the committee present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.
               (b) Powers. Any committee, to the extent permitted by applicable law, or applicable rule or regulation of a regulatory authority, and to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it subject to the restrictions of the DGCL; provided, however, that no committee shall have the power or authority to adopt, amend or repeal any provision of the Certificate of Incorporation or these Bylaws. Committees shall have such names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee established pursuant to this Section 4.10 shall keep regular minutes of its meetings and report the same to the Board of Directors on a regular basis.
               (c) Committee Procedures. The term “Board of Directors” or “Board,” when used in any provision of these Bylaws relating to the organization or procedures of or the manner of taking action by the Board of Directors, including, without limitation, the requirements for the presence of a quorum of the members of the committees shall be construed to include and refer to any committees of the Board.
          4.11 Compensation of Directors. Unless otherwise restricted or required by the Certificate of Incorporation or any applicable law, rule or regulation, the Board of Directors or any committees or officers as may be designated by the Board of Directors shall have the authority to fix the compensation of directors for their services and reimburse directors for expenses.
ARTICLE V
Officers
          5.1 Number, Qualifications and Designation. The officers of the Corporation shall be appointed by the Board of Directors and shall include a Chief Executive Officer, a President, a Secretary, a Treasurer and one or more assistant secretaries or assistant treasurers and such other officers as may be appointed in accordance with the provisions of this Article V. Any number of offices may be held by the same person. Officers may, but need not, be directors or stockholders of the Corporation. The Board of Directors may elect from among the members of the Board a Chairman of the Board and a Vice Chairman of the Board who may be officers of the Corporation. The Chairman of the Board or the President may also concurrently serve as the Chief Executive Officer of the Corporation, if so appointed.
          5.2 Election and Term of Office. The officers of the Corporation, except those appointed by delegated authority pursuant to Section 5.6 of this Article V, shall be appointed annually by the Board of Directors, to hold office and serve a one-year term until such officer’s successor is appointed and qualified, or until such officer’s earlier resignation or removal.
          5.3 Vacancies. Any newly created office and any vacancy in any office because of death, resignation, or removal may be filled for the unexpired portion of the term by a resolution adopted by a majority of the Board of Directors.
          5.4 Resignations. Any officer may resign at any time upon notice given in writing, delivered personally, by courier, fax, e-mail or by electronic transmission to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.
          5.5 Removal. Any officer appointed by the Board of Directors may be removed by a resolution adopted by a majority of the Board of Directors whenever, in the judgment of the Board of Directors, the best interests of the Corporation would be served thereby. No appointed officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or an employee benefits plan.
          5.6 Subordinate Officers, Committees and Agents. The Board of Directors may, from time to time, elect such other officers and appoint such committees, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these Bylaws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.
          5.7 Compensation of Officers. Unless otherwise restricted or required by the Certificate of Incorporation or any applicable law, rule or regulation, the Board of Directors or any committees or officers as may be designated by the Board of Directors shall have the authority to determine the compensation of the officers and agents of the Corporation appointed by the Board of Directors.
          5.8 Chairman and Vice Chairman of the Board. The Chairman of the Board, if there be one, or in the absence of the Chairman of the Board, the Vice Chairman of the Board, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may from time to time be assigned to them by the Board of Directors. If the Chairman of the Board is also the Chief Executive Officer, the Chairman of the Board shall have the powers and duties of the Chief Executive Officer prescribed in Section 4.8 of these Bylaws.
          5.9 Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision over business and operations of the Corporation, and shall have the authority to sign and acknowledge, in the name of the Corporation, all certificates, deeds, mortgages, bonds, contracts, and other instruments of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or by these Bylaws, to some other officer or agent of the Corporation. The Chief Executive Officer shall delegate duties to the President, make reports to the Board of Directors and stockholders and shall perform all duties as are incident to such office or are properly required by the Board of Directors. The Chief Executive Officer may, but need not be, the President.
          5.10 President. The President shall perform such duties as may be assigned from time to time by the Chief Executive Officer, and shall perform all duties incident to the office of President and such other duties as are properly required by the Board of Directors.
          5.11 Vice Presidents. The Vice Presidents shall perform the duties of the President in the absence of the President, and such other duties as are incident to such offices or are properly required by the Board of Directors.
          5.12 Secretary and Assistant Secretaries. The Secretary, or an Assistant Secretary, shall attend all meetings of the stockholders and of the Board of Directors and shall record the proceedings of the stockholders and of the directors and of committees of the Board of Directors in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the Corporation as required by the DGCL; shall be the custodian of the seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, shall perform all duties incident to the office of Secretary, and such other duties as are incident to such office or are properly required by the Board of Directors or the President.
               Any Assistant Secretary shall perform such duties and possess such powers as the Board, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board) shall perform the duties and exercise the powers of the Secretary. In the absence of the Secretary or any Assistant Secretary at any meeting of the stockholders or directors, the chairman of the meeting shall designate a temporary secretary to keep a record of the meeting.
          5.13 Treasurer and Assistant Treasurers. The Treasurer, or an Assistant Treasurer, shall have or provide for the custody of the funds or other property of the Corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the Corporation; shall deposit all funds in his or her custody as Treasurer in such banks or other places of deposit as the Board of Directors may from time to time designate; whenever so required by the Board of Directors, shall render an account showing his or her transactions as Treasurer and the financial condition of the Corporation; and, in general, shall discharge such other duties as are incident to such office or are properly required by the Board of Directors or the President. Unless otherwise designated by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Corporation.
               The Assistant Treasurers shall perform such duties and possess such powers as the Board, the Chief Executive Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board) shall perform the duties and exercise the powers of the Treasurer.
          5.14 Officers’ Bonds. No officer of the Corporation need provide a bond to guarantee the faithful discharge of the officer’s duties unless the Board of Directors shall by resolution so require a bond, in which event such officer shall give the Corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of office.

ARTICLE VI
Certificates of Stock, Transfer, etc.
          6.1 Stock Certificates.
               (a) Issuance. Unless the Board of Directors has determined by resolution that some or all of any or all classes or series of stock shall be uncertificated shares, the interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.
               (b) Form. Stock certificates representing certificates shares of the Corporation shall be in such form as approved by the Board of Directors and shall be signed by, or in the name of the Corporation by, the Chairman of the Board or Vice Chairman of the Board, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any of or all the signatures upon the stock certificates of the Corporation may be a facsimile or pdf format. In case any officer, transfer agent or registrar who has signed, or whose facsimile or pdf signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, such share certificate may be issued with the same effect as if the signatory were such officer, transfer agent or registrar at the date of its issue.
               (c) Records. The stock record books and the blank stock certificate books, if shares of capital stock of the Corporation are certificated, shall be kept by the Secretary or by any agency designated by the Board of Directors for that purpose. All stock certificates of the Corporation shall be numbered and registered in the stock ledger and transfer books of the Corporation as they are issued.
          6.2 Transfer. Transfers of shares shall be made on the share register or transfer books of the Corporation, in the case of certificated shares upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing.
          6.3 Lost, Stolen, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificate of stock or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the receipt by the Corporation of satisfactory proof of such loss, theft or destruction, and the Board of Directors may, in its discretion, require the owner of such lost, stolen or destroyed certificate or certificates, or the legal representative of the owner, deposit a bond sufficient to indemnify against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.
          6.4 Record Holder of Shares. The Corporation shall be entitled to recognize the exclusive right of a person or entity registered on its books as the owner of shares to receive dividends, and to vote as such owner. The Corporation and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL.

          6.5 Special Designations on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, if such class or series of stock is certificates; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of certificated stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
ARTICLE VII
General Provisions
          7.1 Dividends. Subject to the restrictions contained in the DGCL, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation upon the terms and conditions set forth in its Certificate of Incorporation.
          7.2 Contracts. Except as otherwise provided in these Bylaws or the DGCL, the Board of Directors may authorize any officer or officers including the Chief Executive Officer, Chairman and Vice Chairman of the Board of Directors, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.
          7.3 Corporate Seal. The corporate seal shall have inscribed the name of the Corporation thereon and shall be in such form as may be approved from time to time by the Board of Directors.
          7.4 Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the Board of Directors shall from time to time determine.
          7.5 Corporate Records.
               (a) Maintenance of Corporate Records. The corporate records of the Corporation shall be kept at the Corporation’s headquarters or at such other locations within or without the State of Delaware as may from time to time be designated by the Board of Directors.
               (b) Examination by Stockholders. Every stockholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the stock ledger, list of stockholders, books or records of account, and records of the proceedings of the stockholders and directors of the Corporation, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business. Where the stockholder seeks to inspect the books and records of the Corporation, other than its stock ledger or list of stockholders, the stockholder shall first establish (i) that the stockholder has complied with the provisions of this Section respecting the form and manner of making demand for inspection of such documents and (ii) that the inspection sought is for a proper purpose. Where the stockholder seeks to inspect the stock ledger or list of stockholders of the Corporation and has complied with the provisions of this Section 7.5 respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the Corporation to establish that the inspection sought is for an improper purpose.
               (c) Examination by Directors. Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to the person’s position as a director.
          7.6 Amendment of Bylaws. Any adoption, amendment or repeal of these Bylaws by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have the power to adopt, amend or repeal the Bylaws; provided, however, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or otherwise required by the Certificate of Incorporation or other provision of these Bylaws, (i) the affirmative vote of the holders of at least 66 2/3% of each class of outstanding shares of capital stock of the Corporation then entitled to be cast thereon shall be required to adopt, amend or repeal any provision of the Bylaws and (ii) any amendment or repeal of Sections 3.5, 3.8 or 3.12 of these Bylaws shall required the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Common Stock of the Corporation.
          7.7 Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors or a duly authorized committee, and it shall be the duty of the Board of Directors or such committee to cause such audit to be made annually.
          7.8 Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or any Vice President may from time to time appoint any attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock and other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.
          7.9 Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on such certificate in good faith be conclusive evidence of such action.
          7.10 Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.
ARTICLE VIII
Indemnification of Directors, Officers and Other Authorized Representatives
          8.1 Indemnification of Directors and Officers.
               (a) The Corporation shall, to the maximum extent and in the manner permitted by the DGCL, as in effect as of the date hereof or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, so long as the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
               (b) The Corporation shall, to the maximum extent and in the manner permitted by the DGCL, as in effect as of the date hereof or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery (the “Court of Chancery”) or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
          8.2 Indemnification of Others. The Corporation shall have the power to indemnify any employee or agent (other than a director or officer) of the Corporation, to the maximum extent provided by and in the manner permitted by Sections 8.1(a) and (b), 8.4 and 8.5.
          8.3 Standard of Conduct. Any indemnification under Sections 8.1 and 8.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or other agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in such sections. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (d) by the stockholders.
          8.4 Payment of Expenses. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.1(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
          8.5 Advancement of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.
          8.6 Non-Exclusivity of Rights. The rights to indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, the DGCL, or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the Certificate of

Incorporation or these Bylaws shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
          8.7 Amendment or Repeal. Any amendment, alteration or repeal of this Article VIII that adversely affects any right of any person (including such person’s successors) that is entitled to or may be indemnified by the Corporation pursuant to this Article VIII, shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any act or omission first occurring prior to such amendment or repeal.
          8.8 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under these Bylaws.
          8.9 Definitions.
               (a) For purposes of this Article VIII, references to “the Corporation” shall include, in addition to NuPathe Inc., any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and other agents, so that any person who is or was a director, officer, employee or other agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
               (b) For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or other agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or other agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.
          8.10 Survival of Indemnification Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or other agent of the Corporation or ceased his or her service at the request of the Corporation as a director, officer employee or other agent of another corporation, partnership, joint venture, trust or other enterprise, and shall inure to the benefit of the heirs, executors and administrators of such a person.
          8.11 Jurisdiction. The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under the Certificate of Incorporation, these Bylaws or any agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine the Corporation’s obligation to advance expenses (including attorneys’ fees).